THOMAS NELSON ANNOUNCES SECOND QUARTER (FY 2001) RESULTS

NASHVILLE, TN,  November 1, 2000.    Thomas Nelson, Inc. today announced
that its revenues for the second quarter of its Fiscal Year 2001 were $81.1 million, a gain of 15.7% from the $70.1 million reported in the prior year's quarter. Net income in the quarter that ended September 30, 2000 was $3.0 million, down 29% from the $4.3 million reported in the same quarter of last year. Both basic and diluted net income per share amounted to $0.21 in this year's period compared with $0.30 in the same period a year ago. This represents a 30% decline.

For the six months through September 30th, revenues were $146.6 million in the current fiscal year vs. $129.2 million last year, a 13.4% improvement. Net income was $3.8 million through the first half, compared to $5.6 million in the year ago period, a 31.7% decline. Basic and diluted earnings per share declined by 32.5%, to $0.27 vs. last year's $0.40.

Commenting on the recent results, Sam Moore, Chairman and Chief Executive Officer said: "Our results for the period reflect a somewhat softer than expected sales environment for both the publishing and gift business segments. The gift division revenues were down $1.7 million or 6% from the prior year quarter. Sales and earnings in our core publishing operation were essentially flat, compared to the prior year's period," Mr. Moore noted, "with the increase in revenues coming from acquisitions made over the past twelve months. We are seeing reports that book sales, industry-wide, were below expectations during the summer; we certainly experienced that in our own operations," Mr. Moore stated. "Despite the lackluster results, our competitive position remains strong, and our products continue to enjoy leading positions in their respective marketplaces. We are working hard to analyze our business strategies in an effort to improve our financial results commensurate with our competitive position in the markets we serve."

This news release includes certain forward-looking statements. Actual results could differ materially from those reflected by the forward-looking statements and a number of factors may affect future results, liquidity and capital resources. These factors include softness in the general retail environment, the timing of products being introduced to the market, the level of returns experienced by the operating divisions, the level of margins achievable in the marketplace and the ability to minimize operating expenses. Future revenue and margin trends cannot be reliably predicted and may cause the Company to adjust its business strategy during the remaining portion of the 2001 fiscal year. The Company disclaims any intent or obligation to update forward-looking statements.

Thomas Nelson, Inc. is a leading publisher, producer and distributor of books emphasizing Christian, inspirational and family value themes, and believes it is the largest publisher of Bibles and inspirational books in the English language. The Company also designs and markets a broad line of gift and stationery products. For more information, visit our website www.thomasnelson.com. Thomas Nelson, Inc. will host a conference call related to the earnings release at 1:30 CST on Wednesday,
November 1, 2000.    Individuals may listen to the call by dialing (719)
457-2637. The live broadcast of Thomas Nelson's quarterly conference call will be available online by going to www.thomasnelson.com and clicking on the link to News and at www.streetevents.com. The online replay will follow shortly after the call and continue through November 8, 2000. Thomas Nelson's stock is listed on the New York Stock Exchange
(TNM-NYSE).              ###








                  CONSOLIDATED STATEMENTS OF OPERATIONS
              (Dollars in thousands, except per share data)

                    Six Months Ended Sept. 30,    Three Months Ended Sept. 30,
                         2000      1999                  2000      1999
                    ---------- -----------           ---------- -----------
                    (Unaudited)(Unaudited)           (Unaudited)(Unaudited)

Net revenues          $146,551  $129,226               $ 81,121   $ 70,110
Cost of goods sold      82,977    71,638                 46,035     38,355
                       -------   -------                -------    -------
Gross profit            63,574    57,588                 35,086     31,755
Selling, general and
   administrative       52,158    45,075                 27,531     23,271
Amortization of
   goodwill and non-
   compete agreements    1,250       763                    631        405
                       -------   -------                -------    -------
OPERATING INCOME        10,166    11,750                  6,924      8,079

Other income (expense) (   291)      249                (    82)       227
Interest expense         3,731     3,144                  1,912      1,624
                       -------   -------                -------    -------
Income before income
   taxes                 6,144     8,855                  4,930      6,682
Provision for income
   taxes                 2,177     3,223                  1,799      2,430
Minority interest          119       -                      119        -
                       -------   -------                -------    -------
NET INCOME            $  3,848  $  5,632               $  3,012   $  4,252

Weighted average
   number of shares
   outstanding:
   Basic                14,255    14,253                 14,278     14,227
   Diluted              14,289    14,258                 14,324     14,230

NET INCOME PER SHARE:
   Basic              $   0.27  $   0.40                $  0.21   $   0.30
   Diluted            $   0.27  $   0.40                $  0.21   $   0.30

DIVIDENDS DECLARED
   PER SHARE          $   0.08  $   0.08                $  0.04   $   0.04
                      ========  ========                =======   ========



                  CONSOLIDATED CONDENSED BALANCE SHEETS
                         (Dollars in thousands)
                                         Sept. 30,   March 31,   Sept. 30,
                                           2000        2000         1999
                                        ----------  ----------  ----------
ASSETS                                  (Unaudited)             (Unaudited)
   Current Assets:
     Cash and cash equivalents          $    666   $     814   $    2,860
     Accounts receivable, less allowances
       of $7,233, $7,171 and $6,914,
       respectively                       86,526      79,052       82,414
     Inventories                          86,068      74,809       66,272
     Prepaid expenses                     16,425      13,652       12,527
     Assets held for sale                 19,632      22,168          -
     Deferred tax assets                   9,679       9,679        6,715
                                        --------    --------     --------
   Total current assets                  218,996     200,174      170,788
   Property, Plant and Equipment          17,797      17,423       24,709
   Other Assets                            8,780       9,904        9,016
   Deferred Charges                          659         959        1,592
   Goodwill                               70,964      69,770       58,321
                                        --------    --------     --------
             Total Assets               $317,196    $298,230     $264,426
                                        ========    ========     ========

LIABILITIES & SHAREHOLDERS' EQUITY
   Current Liabilities:
     Accounts payable                   $39,949     $27,350      $19,097
     Accrued expenses                    14,450      16,142       15,233
     Deferred revenue                     6,363       6,553          -
     Dividends payable                      574         569          569
     Income taxes currently payable       2,378       3,851        2,509
     Current portion of long-term debt    5,929       7,592        2,441
                                        -------     -------      -------
             Total current liabilities   69,643      62,057       39,849
   Long-Term Debt                       108,249     100,359       90,066
   Deferred Tax Liability & Other
      Liabilities                         3,930       4,082        5,934
   Minority Interest                        119         -            -
   Shareholders' Equity                 135,255     131,732      128,577
                                       --------    --------     --------
             Total Liabilities &
                Shareholders' Equity   $317,196    $298,230     $264,426
                                       ========    ========     ========



                  THOMAS NELSON, INC. AND SUBSIDIARIES
                         REVENUES BY PRODUCT LINE
              (Dollars in thousands, except per share data)
                                (unaudited)

                 Second     % of         Second    % of           2001 vs
                  Qtr                    Qtr                       2000
                FY 2001     Total       FY 2000    Total        % Inc (Dec)
                -------     -----       -------    -----        -----------
PUBLISHING      $ 53,810    66.33%     $ 41,141   58.68%         30.79%

GIFTS             27,311    33.67%       28,969   41.32%         -5.72%
                --------   -------     --------  -------        -------

     TOTAL      $ 81,121   100.00%     $ 70,110  100.00%         15.71%
                ========   =======     ========  =======         ======



                    YTD       % of        YTD      % of        2001 vs 2000
                  FY 2001    Total     FY 2000    Total         % Inc (Dec)
                  -------    -----     -------    -----        ------------
PUBLISHING        $100,715   68.72%   $ 80,527   62.31%           25.07%

GIFTS               45,836   31.28%     48,699   37.69%           -5.88%
                  --------   ------    -------   ------           ------

     TOTAL        $146,551  100.00%   $129,226  100.00%           13.41%
                  ========  =======   ========  =======           ======